Exhibit 10.27

November 26, 2008

Thermage, Inc.

Attn: Dan Ferrari

25881 Industrial Boulevard

Hayward, CA 94545-2991

Re: Account No. xxx-x6457

Dear Mr. Ferrari,

As you requested, we are pleased to provide you with the credit terms that we are currently willing to extend to you.

We are currently willing to lend up to 75% of the market value as determined by Bear, Stearns in its sole discretion of the corporate bonds currently held in your account. These positions will be subject to a maintenance margin requirement of 25% of their market value.

The loan will currently be financed at a rate of 30 day LIBOR + 100 basis points.

Any credit extended to you will be subject to the terms and conditions of our Customer Agreement and related documentation. This letter does not attempt to set forth all of the terms and conditions of the proposed credit.

Should you have any further questions regarding this proposed credit transaction, please feel free to contact me at 212-272-6232 or Jerry Klein at 212-272-7554.

Sincerely,

/s/ Bill Harrison
Bill Harrison
Head of Credit for Bear Stearns Private Client Services

cc: Jerry Klein - Bear Stearns Private Client Services

Customer Agreement

This document is a binding contract and contains obligations that can be enforced against you. Please read carefully.

• Complete all Sections, sign and return.	Account Number(s)

Account Title Thermage

This agreement sets forth the terms and conditions on which present and future subsidiaries of The Bear Stearns Companies Inc. will open and maintain account(s) (“Account(s)”) in your name and otherwise transact business with you.

The parties to this Agreement shall consist of you and all present and future subsidiaries of The Bear Stearns Companies Inc. with which you transact business. (Each subsidiary is referred to as a “Bear Stearns entity” and all Bear Stearns entities together with The Bear Stearns Companies Inc. are referred to collectively as Bear Stearns.) Your signature below confirms that you agree to all terms sot forth in this Agreement.

1. NATURE OF SERVICES.

(a) A Bear Stearns entity will execute transactions accepted by it and/or will provide such other clearance, settlement and custody services In connection with the maintenance of your Account(s) at Bear Stearns.

(b) Bear Stearns Is acting as a broker-dealer and custodian, and not as (1) an Investment adviser under the Investment Advisers Act of 1940, or (2) a “fiduciary” (as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (“Code”), with respect to your Account(s) under this Agreement. Brokerage activities are regulated under different laws and rules than advisory activities and generally do not give rise to the fiduciary duties that an investment adviser has to its clients. When acting in a brokerage capacity, Bear Stearns has a duty to deal fairly with brokerage clients but may face certain conflicts of interest and as such Bear Stearns’ interests may differ from yours. Neither Bear Stearns nor its employees are authorized to provide, and shall not provide, legal, tax or accounting advice or services and you will not solicit or rely upon any such advice from them whether in connection with transactions in any of your Accounts or otherwise. You have consulted or will consult with your own technical, legal, regulatory, tax, business, investment, financial and accounting advisors to the extent you deem necessary in determining the investment and trading strategy appropriate for you and the appropriateness of each transaction.

(c) Bear Stearns shall not be obligated to take any action or render any advice with respect to the voting of proxies with respect to issues of securities held in the Accounts. Further, there may be instances when you may not be able to exercise voting or other rights of ownership, including, but not limited to, the circumstances described in Section 11 below. Bear

Stearns will forward all proxies received by it, including proxy solicitation material and other related material, including interim reports, annual reports and other issuer mailings (“Proxy and Related Material”) to you or a third party as you instruct. If you receive Proxy and Related Material regarding investments in your Account, you are responsible for providing Bear Stearns with any applicable instructions or directions contemplated by such communications. If you notify Bear Stearns that you have revoked a third party’s authority, all Proxy and Related Material will be sent to you on a going forward basis from the date the revocation is effected by Bear Stearns until you notify Bear Stearns to send all Proxy and Related Materiel to another third party.

2. APPLICABLE LAWS RULES AND REGULATIONS.

(a) All transactions shall be subject to the applicable laws, rules and regulations of all federal, state and self-regulatory authorities including, but not limited to the rules and regulations of the Board of Governors of the Federal Reserve System, U.S. Securities and Exchange Commission no-action letters, and the constitution, rules and customs of the exchange or market (and clearing house) where such transactions are executed (collectively, “Applicable Laws”).

(b) Bear Stearns is committed to complying with U.S. statutory and regulatory requirements designed to combat money laundering and terrorist financing. The USA PATRIOT Act requires that all financial institutions obtain certain identification documents or other information in order to comply with their customer identification procedures. Until you provide the required information or documents, Bear Stearns may not be able to open or maintain an Account or effect any transaction for you.

3. SATISFACTION OF YOUR LIABILITIES; SECURITY INTEREST AND LIEN.

(a) You agree to satisfy each and every obligation or liability you owe to Bear Stearns (such obligations or liabilities, whether fixed, matured, unmatured, liquidated, unliquidated or contingent, “Obligations”) when due, including without limitation, to pay any debit balance in any Account and the Costs described in Section 12 and in the event of a sell or redemption order by you, to deliver the applicable security in good deliverable form no later than the deadline set by Bear Stearns, if the applicable security is not credited to an Account at the time such order is placed or settled.

(b) To secure the payment and performance of your Obligations to each Bear Stearns entity, you hereby grant each Bear Stearns entity a lien on and a continuing security interest in the following: (i) all property, including all investment properly, held, carried or controlled by or through any Bear Stearns entity in which you presently have or in which you acquire an interest in the future, including all property in each Account in your name, (ii) any and all rights, claims or causes of action you nay now or hereafter have against any Bear Stearns entity and (iii) all proceeds of or distributions on the foregoing (collectively (i) through (iii) are referred to in this Agreement as “Collateral”). Each Item of property, including investment Property, a Security, a general intangible, contract rights, an instrument and cash, held in or credited to any Securities Account at a Securities Intermediary shall be treated as a Financial Asset. All undefined terms in the preceding sentence shall have the meanings ascribed to them in the New York Uniform Commercial Code (“NYUCC”), as in effect from time to time.

(c) Any Collateral held by a Bear Stearns entity is held by such Bear Stearns entity as agent and bailee for itself and all other Bear Stearns entities. Each Bear Stearns entity holding Collateral shall, without your further consent, comply with (i) entitlement orders or Instructions from a Bear Stearns entity with respect to the Collateral and (ii) if such Bear Stearns entity holding Collateral is a commodity intermediary, any instructions to such Bear Stearns entity from another Bear Stearns entity to apply any value distributed on account of a commodity contract Additionally, each Bear Stearns entity holding Collateral has the right, in its sole discretion, not to comply with (i) any entitlement order or instruction from you or a third party with respect to the Collateral and (ii) any instruction from you to apply any value on account of any commodity contract, if a Bear Stearns entity requests that such order or instruction not be complied with in order to maintain security for the payment and performance of your Obligations to it. Further, each Bear Stearns entity is authorized, at any time and without notice to you, to transfer Collateral from any of your accounts to any account of an obligor for which you have provided a guarantee within such Bear Stearns entity and/or at any other Bear Stearns entity to collateralize or satisfy any Obligations of such obligor. You agree that the actions of a Bear Stearns entity in not complying with orders or instructions as allowed in this Section 3(c) satisfy any duties Bear Stearns may have under the NYUCC.

(d) You agree that your execution of this Agreement shall constitute notice to each Bear Stearns entity of the security interest you have granted to each other Bear Stearns entity herein, and each Bear Stearns entity holding Collateral is on notice of the security interest granted to each other Bear Stearns entity.

(e) The reasonable costs and expenses of collection of any such indebtedness or debit balance, including but not limited to attorneys’ fees and expenses, shall be payable by you to Bear Stearns.

(f) In order to secure the payment and performance of any of your outstanding Obligations to any Bear Stearns entity, Bear Stearns may, to the fullest extent permitted by law, without prior notice to you, use, apply or transfer Collateral as it determines. Unless otherwise agreed in writing, Bear Stearns may register and hold Collateral in its name or the name of its designee.

(g) You appoint Bear Stearns with full power as your true and lawful attorney-in-fact, to the fullest extent permitted by law, for the purpose of perfecting the security interest granted in this Agreement and taking any action and executing any instrument that Bear Stearns deems necessary or advisable to accomplish the purposes of this Agreement.

4. REPRESENTATIONS BY YOU.

You represent and covenant that (a) you have the right to pledge and assign Collateral to Bear Stearns; (b) Collateral is and shall at all times be free and clear of any liens, claims or encumbrances, except in favor of a Bear Stearns entity; and (c) you shall not take any action or fail to take any action with respect to your Account(s) that would result in a non-exempt prohibited transaction under ERISA, the Code or any applicable state, local or non-US law that is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

5. DEPOSITS ON TRANSACTIONS.

Bear Stearns may require you to deposit cash or other property, acceptable to Bear Stearns, as Collateral, in your Account(s) in such amounts as Bear Stearns determines in its sole discretion and you agree to comply with any such request by the deadline set by Bear Stearns.

6. BREACH, BANKRUPTCY OR DEFAULT; REMEDIES.

(a) Each Bear Stearns entity may elect to consider you in default of any or all agreements you may then have with it if (i) you do not pay any liability or perform any Obligation to any Bear Stearns entity by the time you are obligated to do so; (ii) you otherwise breach, repudiate or default under this Agreement or any other agreement you may have with any Bear Stearns entity; (iii) you commence a proceeding in bankruptcy or insolvency or one is commenced against you; (iv) any guarantor, co-signer or other party (a “Responsible Party”) liable for or providing security for your Obligations to any Bear Stearns entity defaults in its obligation to Bear Stearns or commences a proceeding in bankruptcy or insolvency or one is commenced against it; (v) an attachment is made against your or a Responsible Party’s Account(s) with any Bear Stearns entity; (vi) a receiver is appointed with respect to you, any of your assets or the assets of a Responsible Party; (vii) if you are a natural person, you die or become incompetent, and if you are an entity, you merge, liquidate or dissolve; or (viii) an event, circumstance or condition occurs that, in Bear Stearns’s judgment, materially impairs your creditworthiness, your ability to timely perform your obligations or Obligations to Bear Stearns or otherwise causes us to view ourselves as insecure. The occurrence of any of the foregoing is referred to as an “Event of Default”.

(b) Upon the election by Bear Stearns to consider you in default, each Bear Stearns entity shall have all of the rights and remedies of a secured party upon default under the NYUCC and other Applicable Laws and may, without notice to you, among other things, (i) in whole or in part, accelerate, cancel, terminate, liquidate or otherwise close out this Agreement in accordance with the terms of this Agreement and (ii) foreclose, collect, sell or otherwise liquidate any Collateral a Bear Stearns entity selects in its sole discretion, in any order and at any time, and apply, in a manner determined by Bear Stearns in its sole discretion, the proceeds to satisfy any of your Obligations to any Bear Stearns entity and (iii) buy any property that may have been sold short and (iv) retain any Collateral and (v) set-off, net, and/or recoup a Bear Stearns entity’s obligation to you against any of your Obligations to any Bear Stearns entity, and your Obligations to a Bear Stearns entity shall be deemed performed and discharged to the extent any Bear Stearns entity has effected a valid and unavoidable set-off, netting or recoupment, and you expressly waive any requirement of mutuality to allow one Bear Stearns entity to set off, net or recoup any Obligation owed by you to a Bear Stearns entity against any obligation of a different Bear Stearns entity to you and (vi) calculate any obligation due to you by first deducting any Obligation that you owe to any Bear Stearns entity before determining the final amount of any such obligation and (vii) in each Bear Stearns entity’s discretion, convert at your expense any Obligation from one currency into another currency at such rates as Bear Stearns shall determine and (viii) take any other action permitted by law or in equity to protect, preserve or enforce Bear Stearns’s rights or to reduce any risk to Bear Stearns of loss or delay, including entering into hedging transactions for your account and risk.

(c) At any sale of Collateral or other sale or purchase permitted hereunder or otherwise, Bear Stearns may sell or purchase to or from itself or third parties, and you hereby acknowledge and agree that the securities subject to such sale or purchase are instruments traded in a recognized market. You will pay each Bear Stearns entity for any losses and costs incurred by Bear Stearns as a result of any default by you. You waive marshalling of assets and any similar doctrine dealing with the application of Collateral. Bear Stearns rights and remedies hereunder are cumulative and are in addition to any other rights and remedies available at law or in equity.

7. CONFIRMATION REPORTS AND ACCOUNT STATEMENTS.

Confirmation reports of transactions shall be conclusive if not objected to in writing by you within the shorter of (i) the applicable settlement cycle of the subject transactions or (ii) three (3) business days after such documents have been transmitted to you by mail or otherwise. Statements of Account(s) shall be conclusive if not objected to in writing by you within ten (10) days after transmission. In all cases, Bear Stearns reserves the right to challenge your objections.

8. MARGIN AND OTHER COLLATERAL REQUIREMENTS.

(a) You hereby acknowledge receipt of Bear Stearns’s Margin Disclosure Statement pursuant to NASO Rule 2341 and agree that margin transactions are riskier and can involve greater loss than cash transactions. You agree to carefully consider your individual circumstances and market conditions before trading on margin. If the value of your assets declines in value, you may be required to add more assets to your Account(s) and/or your assets could be sold without notice and at a loss to repay your loan.

[Applicable only to margin Account(s)]

(b) You hereby agree (i) to deposit and maintain such margin in your margin Account(s), if any, as Bear Stearns may in its sole discretion require: (ii) to pay on demand any debit balance owing with respect to any of your margin Account(s); (iii) that margin calls may be communicated orally, without subsequent written confirmation; (iv) to deposit promptly and maintain such other Collateral with Bear Stearns as is required by Applicable Laws or any other agreement or by Bear Stearns under this or any other agreement; and (v) that no demands, calls, tenders or notices that Bear Stearns may have made or given in the past shall obligate Bear Stearns to make or give the same in the future.

9. SERVICE FEES; SPEC1AL CHARGES FOR SNORT SALES IN HARD-TO-BORROW SECURITIES; DISCLOSURE OF THIRD-PARTY PAYMENTS TO BEAR STEARNS.

(a) Your Account(s) may be charged brokerage commissions, mark-ups, inactivity fees (if applicable) and other fees for the maintenance of your Account(s); for the execution of your transactions, falls, buy-ins, and currency conversions; and for furnishing other services to you, including but not limited to Electronic and/or Extra Services (as defined in Section 19 below) (collectively, “Service Fees”). Service Fees may be implemented or increased from time to time.

(b) With respect to any short sale transactions in securities that are or become hard-to-borrow, your Account(s) also may be charged an amount equal to the sum of (i) the costs and expenses incurred by Bear Stearns and (ii) a Service Fee In connection with the establishment and/or maintenance of your short positions in that security (together, “Short Sate Charges”). A security is or becomes hard-to-borrow when increased short selling in that security in the market causes an increase i demand to borrow the security, which in turn causes an increase in the cost and expense to Bear Stearns in establishing and/or maintaining a short position in such security for your Account(s). Short Sale Charges may be disclosed to you at the time a short position is established or may be imposed or increased from time to time in light of changing market conditions and you agree to pay such Short Sale Charges at Bear Stearns’s then-prevailing rates.

(c) Bear Stearns receives payments or other remuneration from the advisers, distributors or other affiliates of certain of the mutual funds available through Bear Stearns. Such payments or remuneration are for administrative, technological or other services provided in connection with fund Accounts and are generally calculated based on the amount of assets held in the Accounts. Such payments or other remuneration are in addition to shareholder servicing and distribution fees that Bear Stearns may receive. Funds whose affiliates do not make payments to Bear Stearns, including funds that may provide a higher or lower return, may be available to you. Further, in certain instances, Bear Stearns may be paid both by you and certain other third parties who compensate Bear Stearns based upon what you purchase and Bear Stearns profits and compensation may vary by product and over time.

(d) You will be responsible for and pay any applicable value added tax and such other taxes, duties and fees applicable to activities in your Account. Amounts owed to Bear Stearns shall not be affected by any taxes, duties or other amounts you may owe to any third party. If you are required by law to make any deduction or withholding from any payment due to Bear Stearns, you shall pay to Bear Stearns simultaneously with making such payment an additional amount as may be necessary in order for the total amount received by Bear Stearns after all deductions and withholdings to be equal to the amount which Bear Stearns would have received had no deduction or withholding been made. Any and all taxes, including any interest and penalties with respect thereto, which may be levied or assessed under present or future laws upon or in respect to your accounts, activities or upon or in respect of income thereof shall be paid by you. All Service Fees, charges, expenses, disbursements and taxes as described above may be deducted by Bear Stearns from your accounts.

10. TRUTH-IN-LENDING DISCLOSURES; DEBIT BALANCES.

You hereby acknowledge receipt of Bear Stearns’s Truth-in-Lending disclosure statement. Interest will be charged on any debit balances in your Account(s) in accordance with the methods described in such statement or in any amendment or revision thereto which may be provided to you. Any debit balance, which is not paid at the close of an interest period, will be added to the opening balance for the next interest period. The amount lent to you by Bear Stearns upon which you are charged interest may include purchases of securities for which payment is made by check for which Bear Stearns has not yet received credit.

11. CONSENT TO LOAN, PLEDGE OR USE SECURITIES IN MARGIN ACCOUNTS. [Applicable only to margin Account(s)]

To the greatest extent permitted under Applicable Laws, you hereby authorize Bear Stearns to lend either to itself or to others and to otherwise use, sell or pledge any securities held by Bear Stearns in any of your margin Account(s), to convey therewith all attendant rights of ownership (including voting rights) and to use all such property as Collateral for Bear Stearns’s general loans and/or other obligations or with respect to repurchase transactions. Any such property, together with all attendant rights of ownership, may be pledged, repledged, sold, hypothecated, rehypothecated, become subject to a repurchase transaction either separately or in common with other properly for any amounts due to Bear Stearns thereon, and for a greater sum than, and for periods longer than, any Obligation that you owe to Bear Stearns, and Bear Stearns shall have no obligation to retain a like amount of similar property in its possession and control. You hereby acknowledge that, as a result of such activities, (i) Bear Stearns may receive and retain certain benefits to which you will not be entitled and (ii) the securities in your margin Account(s) may be used as Collateral by Bear Stearns for loans made to it in excess of your indebtedness to Bear Stearns. In certain circumstances, such loans may limit, in whole or in part, your ability to exercise voting and other attendant rights of ownership with respect to the loaned or pledged securities.

12. COLLECTION AND OTHER ACCOUNT-RELATED COSTS.

You hereby agree to pay, on demand, all reasonable costs, fees, expenses, liabilities and damages (collectively, “Costs”) incurred by Bear Stearns in connection with (i) enforcing its rights hereunder, (ii) any investigation, litigation or proceeding involving your Account(s) or any property therein, (iii) (A) the use of or access to the Electronic and/or Extra Services (as defined in Section 19 below) by you or any person authorized to act on your behalf or (B) the failure by you or any person authorized to act on your behalf to comply with any terms, conditions or limitations applicable to such Electronic and/or Extra Services, (iv) any breach or failure by you to perform any term or provision of this Agreement, any other agreement between you and any Bear Stearns entity or any agreement governing your use of or access to any Electronic Service, or (v) Bear Stearns acting in reliance upon your instructions or the instructions of any other person authorized to act on your behalf. In each case and whether or not demand has been made therefor, you hereby authorize Bear Stearns to charge your Account(s) for any and all such Costs.

13. CONTROL OR RESTRICTED SECURITIES.

You hereby agree, prior to placing an order with Bear Stearns, to inform Bear Stearns if the securities are restricted or control securities and subject to: Rule 144, 145 or 701 of the Securities Act of 1933 (“Securities Act”); an effective registration statement; and/or any contractual limitation. You hereby understand and agree that Bear Stearns may not execute any orders regarding restricted or control securities until Bear Stearns has conducted its due diligence surrounding the transaction or if in its sole discretion determines not to execute the order until the securities have cleared legal transfer. You hereby also agree to provide Bear Stearns with any necessary documentation to complete the order, including, but not limited to, any required forms, representation letters, opinions of seller’s counsel and transfer documentation. Furthermore, you hereby acknowledge and agree that there may be time delays in connection with the due diligence process, the execution of the order and the processing of the transaction end that Bear Stearns shall not be liable for any losses, direct or indirect, that may have been caused by such delays.

14. IMPARTIAL LOTTERY ALLOCATION.

You agree that, in the event Bear Stearns holds on your behalf bonds or preferred stock in its name, in the name of its designee or in bearer form which are called in part, you will participate in the impartial lottery allocation system for such called securities in accordance with the rules of the New York Stock Exchange, Inc. or any other appropriate self-regulatory organization. When any such call is favorable, no allocation will be made to any Account with respect to which Bear Stearns has actual knowledge that any officer, director or employee of Bear Stearns has any financial interest until all other customers have been satisfied on an impartial lottery basis.

15. FREE CREDIT BALANCES.

(a) You authorize Bear Stearns to invest or “sweep” available credit balances in the Accounts into a money market mutual fund or depository account, subject to (i) selection of a fund or depository account by you, (ii) Bear Stearns’s then applicable policies and procedures, which may be amended from time to time, and (iii) the fund prospectus, if applicable.

(b) If you do not select a fund or depository account, you hereby authorize Bear Stearns to use any free credit balance in any of your Account(s) in accordance with all applicable rules and regulations and to pay interest thereon at such rate or rates and under such conditions as are established from time to time by Bear Stearns for such Account(s) and for the amounts of cash so used. In accordance with applicable regulations, free credit balances are carried in customers’ Accounts pending, and with a view towards, reinvestment. Bear Stearns may determine not to pay interest on free credit balances (i) representing either uncollected funds (i.e., any deposited non-cash items (e.g. checks) for which Bear Stearns has not yet received credit) or funds that are deposited and subsequently withdrawn prior to the expiration of the minimum time period required by Bear Stearns, or (ii) where prohibited by Applicable Law.

16. RESTRICTIONS ON ACCOUNTS.

Bear Stearns, in its sole discretion, may refuse to accept any order for execution, clearance or settlement and may restrict or prohibit trading of securities or other property in any of your Account(s) and you shall nevertheless remain liable for all of your Obligations to Bear Stearns under this Agreement or otherwise.

17. CREDIT REPORTS AND OTHER INFORMATION.

You authorize Bear Stearns, in its sole discretion, to make or obtain (i) reports concerning your credit standing and business conduct and (ii) such other reports as are otherwise required to enable Bear Stearns to comply with Applicable Laws. You may make a written request for a description of the nature and scope of the reports made or obtained by Bear Stearns and the same will be provided to you within a reasonable period of time unless otherwise prohibited by Applicable Laws. You further agree to provide Bear Stearns, on request, such additional information or certifications as may be required by Bear Stearns or Applicable Laws.

18. SHORT AND LONG SALES.

In placing any sell order for a short Account, you will designate the order as such and hereby authorize Bear Stearns to mark the order as being “short” or “short exempt.” In placing any sell order for a long Account, you will designate the order as such end hereby authorize Bear Stearns to mark the order as being “long.” The designation by you of a sell order as being for a long Account shall constitute a representation by you that you own the security with respect to which the sell order has been placed, that such security may be sold without restriction in the open market and that, if Bear Stearns does not have the security in its possession at the time you place the sell order, you shall deliver the security by settlement date in good deliverable form and if you fail to deliver as such, you shall be liable to Bear Stearns for any losses and expenses it may incur or sustain as a result of your failure to make delivery on a timely basis.

19. ON-LINE AND ELECTRONIC SYSTEMS.

(a) Bear Stearns may from time to time directly or indirectly make available to you or your agents or provide or arrange access for you or your agents to various electronic systems and services and non-broker/dealer services (collectively, “Electronic and/or Extra Services”), including, without limitation: (i) any device, software, network or system used by you for the purpose of entering, facilitating or routing orders or trading (“Trading System”); (ii) any software, system, electronic functionality or service, including, without limitation, interactive devices, internet capability, functionality, site or service, hardware, device or communications facility (“Electronic Tools”); (iii) any research reports or materials, market data (including any valuations of securities or other investments), news, documents and other information, reports, analytics, calculators, data or content whether provided through Electronic Tools or otherwise (“Content”); (iv) any electronic access to view your holdings, values and transactions along with statements, confirmations, report or information relating to an Account or activity therein; and/or (v) any products or services not directly related to Bear Stearns’s business as a broker-dealer, including but not limited to the ability to participate in Bear Stearns’s purchasing programs. All or any part of the Electronic and/or Extra Services may be developed, licensed and/or provided by third-party licensors, vendors, subcontractors or other third-party sources (collectively “Sources”). Bear Stearns and/or any Source, at any time, with or without notice, may monitor, modify any aspect of, limit or terminate your use or access to any or all of the Electronic and/or Extra Services.

(b) In addition to the provisions herein, Electronic and/or Extra Services will also be subject to the terms of the Access Agreement, Bear Stearns Online Services Agreement and/or such other agreements that govern the use of Bear Stearns electronic information systems and/or a separate user agreement that governs its use and the rights and responsibilities of Bear Stearns and you with respect to particular Electronic and/or Extra Services. In the event of a conflict between this Agreement and the Access Agreement, the Bear Stearns Online Services Agreement and/or such other agreements that govern the use of Electronic and/or Extra Services, this Agreement will control.

(c) Bear Stearns and/or the Source(s) may provide you or your agents (each of the foregoing an “Authorized User”) with identifiers and/or security devices or prescribe security procedures relating to use or access to some or all of the Electronic and/or Extra Services, which may include, but may not be limited to, any digital certificate(s), unique identifiers, user name(s) and/or password(s) under separate cover which may be required to access or use the Electronic and/or Extra Services (collectively, “User Code(s)”). You agree that (i) you will not, nor will you permit any other person to, remove, modify, exchange, disable, penetrate or otherwise defeat any such security procedures; (ii) you shall restrict access to the User Codes and to the Electronic and/or Extra Services to those persons who are duly authorized to have such access on your behalf; (iii) you shall notify Bear Stearns or the applicable Source immediately in writing in the event that (A) the authority of any Authorized User has been or is about to be terminated (in which case you will promptly return to Bear Stearns any security device previously Issued to such Authorized User); (B) any such User Code is lost, stolen or, the confidentiality of any such User Code issued to any Authorized User has been compromised in any way; or (C) you learn about a possible or actual unauthorized access to and/or use of the Electronic and/or Extra Services; (iv) you are responsible for all acts or omissions that occur under any User Code provided to an Authorized User; and (v) you are responsible for ensuring that all information contained in any request for a User Code is complete and correct.

(d) You will be responsible for all orders, instructions and transactions that are identified by any of the Electronic and/or Extra Services as coming from an Authorized User, and all consequences thereof, whether entered by authorized or unauthorized personnel or by any other person. Furthermore, you agree that any agreement, consent or assent communicated from such access to the Electronic and/or Extra Services under a User Code issued to one of the Authorized Users will be deemed to be a duly signed writing of yours sufficient to bind you thereto.

(e) Bear Stearns may from time to time provide you or your agents with access to Electronic Tools and/or Content. Bear Stearns obtains such Electronic Tools and/or Content from Sources Bear Stearns believes to be reliable. The accuracy, completeness, timeliness or correct sequencing of the Electronic Tools and/or Content, however, cannot be guaranteed by either Bear Stearns or any Source. You acknowledge and agree that neither Bear Stearns nor the Sources will be liable for the accuracy, availability or usage of such Electronic Tools and/or Content and that neither Bear Stearns nor the Sources will have any duty to verify, correct, complete or update any Electronic Tools and/or Content.

(f) Each Bear Stearns entity and its control persons, successors and assigns, officers, directors, employees and agents (collectively, “Bear Stearns persons”) and the Sources hereby expressly disclaim any and all warranties, guaranties, conditions, covenants and representations relating to any Electronic and/or Extra Service, including, but not limited to, any relating to merchantability, quality, accuracy, fitness for a particular purpose, title, non-infringement, timeliness, currency, absence of viruses or damaging or disabling code, and any warranties or representation (i) that any Electronic and/or Extra Service or access to any portion of it will be uninterrupted or error-free, or (ii) that any defects in such Electronic and/or Extra Services will be correctable or corrected. Notwithstanding anything herein to the contrary, no Bear Stearns person or Source will be liable for any loss, cost, claim or damage (including, but not limited to, direct, indirect or consequential damages or lost profits) arising out of or otherwise relating to any Electronic and/or Extra Services or the use or access to or unavailability of any of the same.

(g) Notwithstanding any tools or support Bear Stearns provides to you, you have sole responsibility for, and will ensure, your compliance with any and all Applicable Laws that may apply to (i) your use of any of the Electronic and/or Extra Services, and (ii) any transaction executed through, or order or instruction communicated using, any of the Electronic and/or Extra Services or otherwise.

20. LEGALLY BINDING.

You hereby agree that the terms of this Agreement shall be binding upon you and your estate, heirs, executors, administrators, personal representatives, successors and assigns. You further agree that all purchases and sales shall be for your Account(s) in accordance with your oral or written instructions. You hereby waive any and all defenses that any instruction with respect to any of your Accounts was not in writing as may be required by the Statute of Frauds or any similar Applicable Laws.

21. AMENDMENT; TERMINATION.

(a) You agree that Bear Stearns may modify the terms of this Agreement at any time upon prior written notice to you. By continuing to accept services from Bear Stearns thereafter, you will have indicated your acceptance of any such modification. If you do not accept such modification, you must notify Bear Stearns in writing; your Account(s) may then be terminated by Bear Stearns, after which you will remain liable to Bear Stearns for all outstanding Obligations. Otherwise, this Agreement may not be modified absent a written instrument signed by an authorized representative of Bear Stearns.

(b) You may close any of your Accounts at any time by giving Bear Stearns written notice, provided that Bear Stearns receives all securities and/or other property for which your Account(s) are short and you have satisfied all of your outstanding Obligations which you owe to any Bear Stearns entity for any reason whatsoever.

(c) Bear Stearns reserves the right to terminate this Agreement or your Account(s) at any time for any reason. The provisions of this Agreement shall survive termination of this Agreement and/or closure of your Account(s) insofar as they relate to Obligations, actions or failures to take action relating to, arising in or with respect to the period prior to termination of this Agreement or closure of your Account(s).

(d) On termination of this Agreement or closure of your Account(s), it will be your responsibility to issue instructions in writing with regard to the assets held in your Account(s). Unless and until Bear Stearns receives such instructions, it will be under no obligation to take any action with regard to your assets. You agree that you will be responsible for any transaction costs associated with your instructions, including commissions and related costs.

22. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CHOICE OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

23. ARBITRATION; CONSENT TO JURISDICTION; SERVICE OF PROCESS.

(a) THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

•

ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•	ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY All ARBITRATION AWARD IS VERY LIMITED.

•	THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•	THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

•	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

•

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(i) THE CLASS CERTIFICATION IS DENIED;

(ii) THE CLASS IS DECERTIFIED; OR

(iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT, SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

•

BY SIGNING THIS AGREEMENT YOU AND BEAR STEARNS AGREE, THAT CONTROVERSIES ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY ACTIVITY BETWEEN YOU AND BEAR STEARNS, ITS PREDECESSORS, AND ANY OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND ANY OF THEIR, DIRECTORS, EMPLOYEES, AND ANY OTHER CONTROL PERSONS AND ANY OF THEIR AGENTS, WHETHER ARISING PRIOR TO, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD ONLY AT THE FACILITIES OF, BEFORE AN ARBITRATION PANEL APPOINTED BY, AND PURSUANT TO THE RULES OF THE NEW YORK STOCK EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. YOU MAY ELECT ONE OF THE FOREGOING FORUMS FOR ARBITRATION, BUT IF YOU FAIL TO MAKE SUCH ELECTION BY REGISTERED MAIL OR TELEGRAM ADDRESSED TO BEAR STEARNS SECURITIES CORP., 383 MADISON AVENUE, NEW YORK, NEW YORK 10179, ATTENTION: CHIEF LEGAL OFFICER OR ANY OTHER ADDRESS OF WHICH YOU ARE ADVISED IN WRITING), BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM BEAR STEARNS TO MAKE SUCH ELECTION, THEN BEAR STEARNS MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

(b) Notwithstanding the provisions of subparagraph (a) above, either party may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, seek by application to the U.S. District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York any such temporary or provisional relief or remedy (“Provisional Remedy”) provided for by the laws of the U.S. or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a Provisional Remedy decided by the Court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said Court for a Provisional Remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with subparagraph (a) above.

(c) With respect to any application for a Provisional Remedy and any application for judgment on an arbitration award, each party irrevocably (i) submits to the jurisdiction of the U.S. District Court for the Southern District or New York or the Supreme Court of the State of New York for the County of New York, (ii) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have any jurisdiction over such party, and (iii) consents to service of process by certified mail, return receipt requested, to the address provided for herein.

(d) You hereby agree to receive service of process in connection with any legal matters or actions or proceedings based upon, arising out of or relating in any way to this Agreement by confirmed, return-receipt requested mail and that delivery shall be presumed if such service is mailed to the address maintained by Bear Stearns in its records and the requested receipt is returned.

24. SEVERABILITY.

If and to the extent any term or provision herein is or should become invalid or unenforceable, then (i) the remaining terms and provisions hereof shall be unimpaired and remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

25. EXTRAORDINARY EVENTS.

Bear Stearns shall not be liable for losses caused directly or indirectly by suspension of trading, wars, civil disturbances, terrorism, strikes, natural calamities, labor or material shortages, government restrictions, acts or omissions of exchanges, specialists, markets, clearance organizations or information providers, delays in mails, delays or inaccuracies in the transmission of orders or information, governmental, exchange or self-regulatory organization laws, rules or actions, or any other causes beyond Bear Stearns’s control that may prevent or delay the performance of Bear Stearns’s obligations.

26. HEADINGS.

The headings of the provisions hereof are for ease of reference only and shall not affect the interpretation or application of this Agreement or in any way modify or qualify any of the rights or obligations provided for hereunder.

27. TELEPHONE AND ELECTRONIC COMMUNICATIONS.

You hereby authorize Bear Stearns to monitor and/or record any or all telephone and/or electronic communications between you and Bear Stearns or any of Bear Stearns’s employees or agents. You agree that such recordings may be used in connection with a dispute between the parties. You acknowledge that Bear Stearns may determine not to make or keep such recordings and that such determination shall not in any way affect any party’s rights.

28. OTHER AGREEMENTS; ADDITIONAL RIGHTS; ENTIRE AGREEMENT.

The rights and remedies granted herein to each party are in addition to any other rights and remedies which arise under other agreements you may have with any Bear Stearns entity. The provisions of this Agreement shall supersede any inconsistent provisions of any other agreement entered into between you and any Bear Stearns entity concerning the subject matter hereof, unless such other agreement expressly states that the terms thereof shall supersede this Agreement. Except as set forth above, this Agreement represents the entire agreement and understanding between you and Bear Stearns concerning the subject matter hereof.

29. CAPACITY TO CONTRACT; AFFILIATIONS.

(a) If you are a natural person, you represent that you are of legal age to enter into contracts in the state of your domicile and that, unless you have notified Bear Stearns to the contrary, neither you nor any member of your immediate family is: (i) an employee or member of any exchange, (ii) an employee or member of the National Association of Securities Dealers, Inc., (iii) an employee of any corporation or firm engaged in the business of dealing, as broker or principal, in securities, options or futures or (iv) an employee of any bank, trust company or insurance company. Persons signing on behalf of others should indicate the titles or capacities in which they are signing.

(b) If the undersigned is signing on behalf of others, the undersigned hereby represents that the person(s) or entity(ies) on whose behalf it is signing is/are authorized to enter into this Agreement and that the undersigned is duly authorized to sign this Agreement and make the representations herein in the name and on behalf of such other person(s) or entity(ies). Subject to the preceding sentence, you represent that only the undersigned has any interest in the Account(s) established pursuant to this Agreement.

30. WAIVER, ASSIGNMENT, NOTICES AND LIMITATION OF LIABILITY.

(a) Neither Bear Stearns’s failure to insist at any time upon strict compliance with the terms of this Agreement nor any continued course of such conduct on its part shall constitute or be considered a waiver by Bear Stearns of any of its rights or privileges hereunder. Any assignment of your rights and obligations hereunder or your interest in any property held by or through Bear Stearns without obtaining the prior written consent of an authorized representative of Bear Stearns shall be null and void. Each Bear Stearns entity reserves the right to assign any of its rights or obligations hereunder to any other Bear Stearns entity without prior notice to you. Notices and other communications (including, without limitation, margin calls) delivered, faxed, sent by electronic mail, sent by express delivery service or mailed to the address provided by you shall, until Bear Stearns has received notice in writing of a different address, be deemed to have been personally delivered to you whether actually received or not. Notices and other communications may also be provided to you verbally. Such notices and other communications left for you on your answering machine, or otherwise, shall be deemed to have been delivered to you whether actually received or not. Notices and other communications from you to Bear Stearns shall be in writing. You hereby authorize Bear Stearns to accept facsimile copies of this or any other document or instruction as if it were the original and to accept signatures on facsimiles as if they were originals. Bear Stearns may rely on the certifications, representations, warranties, agreements and acknowledgments contained in this Agreement until the close of business on the second business day after Bear Stearns receives written notice of the modification or revocation thereof at its offices at the following address(es), as applicable:

Bear, Stearns Securities Corp.

Attn: General Counsel, 7th Floor

One Metrotech Center North

Brooklyn, New York 11201-3859

or any other address that has been provided by Bear Stearns specifically for such purpose; provided, that Bear Stearns may rely on such certifications, representations, warranties, agreements and acknowledgements, with respect to any transaction entered into prior to the effectiveness of such modification or revocation.

(b) To the extent permitted by Applicable Law, you agree that no Bear Stearns entity shaft have any liability for any consequential indirect, incidental, or any similar damages, and you irrevocably and unconditionally waive any right you may have to claim or recover any such damages (even if you have informed Bear Stearns of the possibility or likelihood of such damages).

31. PRIVACY.

You hereby acknowledge receipt of Bear Stearns’s Privacy Policy. In accordance with and as set forth in the Privacy Policy, Bear Stearns will use the information you provide to, among other things, open and service your Account(s), communicate with you when necessary and provide you with information about additional products and services.

SEC DISCLOSURE TO ISSUERS	085

IT IS BEAR STEARNS’S POLICY TO PROTECT THE CONFIDENTIALITY OF CUSTOMER INFORMATION. HOWEVER, THE LAW REQUIRES BEAR STEARNS, UPON AN ISSUER’S REQUEST, TO PROVIDE THE NAMES, ADDRESSES AND SECURITIES POSITIONS OF CUSTOMERS WHO ARE BENEFICIAL OWNERS OF THE ISSUER’S COMMON STOCK AND WHO HAVE NOT OBJECTED TO DISCLOSURE OF SUCH INFORMATION. BY INITIALING THIS SECTION, YOU DO NOT WANT INFORMATION ABOUT YOU OR YOUR SECURITIES HOLDINGS DISCLOSED TO ANY ISSUERS.

Account Holder/Trustee/Custodian	Add’l Account Holder/Co-Trustee

REQUEST FOR TAX PAYER ID NUMBER & CERTIFICATION	073
Name: Thermage, Inc. (As shown on your income tax return or business name, if applicable) Check Appropriate Box:
☐ Individual/Sole Proprietor	☒ Corporation

☐ Partnership	☐ Other, specify: _____________________________

Address:

25881 Industrial Blvd.

(Number, street, and apt. or suite no.)

Hayward, CA 94545

(City, state, and zip code)

PART 1: TAX PAYER IDENTIFICATION NUMBER (TIN)

Enter your TIN in the appropriate box. For individuals, this is your social security number. For other entities, it is your employer identification number. If you are a foreign person, please do not complete this form; instead, please submit a Form W-8 (BEN, IMY, ECI or EXP) with this Agreement.

Social Security #: ____________________________________________

Employer Id # _______________________________________________

Part 2: CERTIFICATION

UNDER PENALTY OF PERJURY, I CERTIFY THAT:

1. THE NUMBER SHOWN ABOVE IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER; AND

2. I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE: (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST AND DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING; AND

3. I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to back up withholding because you have failed to report all interest and dividends on your tax return.

PART 3: EXEMPTION FROM BACKUP WITHHOLDING

☒ EXEMPT FROM BACKUP WITHHOLDING.

By checking this box, you are certifying that you are an exempt recipient for back-up withholding purposes. Exempt recipients include U.S. corporations, financial institutions and tax exempt organizations and, as such, generally will not receive an annual Form 1099. U.S. individuals, partnerships and certain trusts are not considered exempt recipients for back-up withholding purposes and, therefore, generally will receive an annual Form 1099.

(v. No. 2005)

BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE THAT:

1. YOU HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND AGREE TO ITS TERMS AND CONDITIONS; AND

2. SECURITIES IN YOUR MARGIN ACCOUNT(S) AND ANY SECURITIES FOR WHICH YOU HAVE NOT FULLY PAID, TOGETHER WITH ALL ATTENDANT OWNERSHIP RIGHTS, MAY BE USED BY BEAR STEARNS OR SOLD OR PLEDGED TO BEAR STEARNS OR TO OTHERS; AND

3. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH 23, PAGE 5, OF THIS AGREEMENT; AND	4. THIS IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X	/s/ Laureen DeBuono
(Signature)

Laureen DeBuono		CFO
(Typed or Printed Name)		(Title, if applicable)

X
(Signature)

(Typed or Printed Name)		(Title, if applicable)

THIS AGREEMENT IS DATED AS OF JUNE 5, 2007